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                                                                       EXHIBIT 5

[LETTERHEAD OF CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPRIO, LLP]

                                  June 8, 2000

MGM Grand, Inc.
3799 Las Vegas Blvd. South
Las Vegas, Nevada 89109

Gentlemen:

     You have requested our opinion in connection with the registration of the offer and sale of 46,500,000 shares (the "Shares") of the Common Stock, $0.01 par value per share, of MGM Grand, Inc., a Delaware corporation (the "Company"), by certain of its stockholders. The Shares are the subject of the Company's Registration Statement on Form S-3 (File No. 333-37350), as amended (the "Registration Statement"). The Shares were issued pursuant to a Stock Purchase Agreement, dated April 14, 2000 (the "Stock Purchase Agreement"), between the Company and the purchasers named therein in a private placement by the Company which was completed on April 18, 2000 (the "Private Placement").

     We have acted as counsel for the Company in connection with the Stock Purchase Agreement, the Private Placement and the Registration Statement. We have examined and relied upon copies, unless otherwise stated, of the following documents: (i) the Certificate of Incorporation and By-laws of the Company, as amended to date; (ii) minutes and resolutions of the Company's Board of Directors (or its Executive Committee) relating to the Private Placement, including without limitation, the authorization and issuance of the Shares;
(iii) the Stock Purchase Agreement; (iv) the Registration Statement (together with the Prospectus forming a part thereof); and (v) such other documents, instruments and agreements as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In rendering our opinion herein, we have assumed, with your permission: the genuineness and authenticity of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies or facsimiles; the continued accuracy of all certificates and other documents from public officials dated earlier than the date of this letter; the Registration Statement being declared effective by the Securities and Exchange Commission; the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares; the issuance of the Shares being in accordance with the Stock Purchase Agreement; and the offer and sale of the Shares being made in the manner set forth in
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MGM Grand, Inc.
June 8, 2000
Page 2


the Registration Statement and pursuant to said permits, consents approvals, authorizations and orders. In addition, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     With respect to the matters set forth below, we are relying as to certain factual matters solely upon a certificate of an officer of the Company.

     Our opinions herein are limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws. In addition, please be advised that Mr. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, is a director of the Company, and Mr. Gary N. Jacobs, who is of counsel to this firm, is Executive Vice President-General Counsel of the Company.

     Based on and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

     This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without the written consent of the undersigned; however, the undersigned hereby consents to the filing of this opinion as an exhibit to, and the references to the undersigned contained in, the Registration Statement.


                               Very truly yours,



        CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP